UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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/ /	Soliciting Material under § 240.14a-12.

PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

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Dear Shareholder:

I am contacting you to remind you to vote on important proposals that will be considered at your Fund’s Special Meeting of Shareholders, scheduled for October 6, 2023.

Saba Capital Management is an activist closed-end fund investor. The Board of Trustees of the Putnam Funds urges you NOT to sign any proxy cards sent to you by Saba.

Please vote your shares by following the instructions on the Fund’s WHITE proxy card. Regardless of the number of shares you own, it is important that your shares be represented at the meeting by voting your proxy.

The Funds have strong rankings relative to their peers for various periods ended as of July 31, 2023

If you have any questions, please contact our Proxy Solicitor, EQ Fund Solutions, at 877-536-1555, Monday through Friday between 9:00 a.m. and 10:00 p.m. Eastern Time.

Thank you for voting.